EXHIBIT 99.1

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

November 14, 2006

8:00 am CT

Coordinator:

Good morning, and thank you all for holding. At this time I would just like to inform all participants that your lines have been placed on a listen-only mode until we open up for questions.

If you would like to ask a question, please press star one on your touchtone phone. Today's conference is being recorded. If you have any objections you may disconnect at this time. I would now like to turn the call over to Danny Ponce. Thank you, sir. You may begin.

Danny Ponce:

Good morning. Thank you (Janet). Good morning. I would like to welcome everyone to Imperial Industries’ investor conference call. The purpose of the conference call is to discuss recent corporate developments relative to Monday's third quarter 2006 earnings release. The third quarter results were released yesterday, Monday, November 13, 2006, after the market closed. If for some reason you have not received a copy of the news release, you may obtain a copy from the company's website, www.imperialindustries.com.

In addition, the Company will refer you to its most recent Form 10 Q filed with the Securities and Exchange Commission on Monday for a more in-depth discussion of matters related to the  Company's financial performance for the last nine months.

On the call today we have myself, the Company's Chairman of the Board -- that's S. Daniel Ponce -- as well as the Company's Executive Vice President and Principal Executive Officer Howard Ehler, Jr., and Steven Healy, the Company's Chief Financial Officer. I'll provide a brief overview of the company and then I will turn into Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks we will all entertain any questions you may have.

Before we get started I would like to remind you this conference call may contain forward-looking statements regarding future events or the future financial performance of the Company, including, without limitation, growth opportunities and other statements that refer to the Company's plans, prospects, expectations, strategy, intentions, and beliefs.

These forward-looking statements are based upon the information available to the Company's management as of today and the Company assumes no obligation to update these statements as circumstances arise. The Company's future performance involves many risks, uncertainties, and assumptions that are difficult to predict. The Company's actual results may vary. Please refer to the cautionary statements and risk factors regarding such matters included in the Company's most recent Form 10 Q and our other public filings with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company's performance and then turn the discussion over to Mr. Ehler and Mr. Healy. The third quarter 2006 and nine-month profits were the Company's 14th consecutive profitable quarter. Hello? Despite current conditions in the construction industry, we are continuing our strategy of expanding operations by adding new distribution facilities, including the opening in November of 2006 of a new facility in Ocala, Florida.

Also we are taking action to broaden our product lines in certain markets to increase our market position in the Southeastern United States. Further, we are placing an emphasis on strengthening our balance sheet through improved management of our working capital to better position our Company to capitalize on growth opportunities and enhanced shareholder value when the construction industry rebounds.

We believe the markets we serve enjoy favorable long-term demographics. And based on historical precedent, the construction markets in Florida are likely to rebound earlier than other markets areas in the United States - in other markets areas of the United States. The Company is positioning itself now to take advantage of the future improvement. Now I like to turn the discussion over to Howard Ehler so he can discuss the actual financial performance of the Company for the third quarter.

Howard Ehler:

Thank you, Danny. I would like to briefly provide the financial highlights for the nine months ended September 30, 2006. Net sales for the third quarter ended September 2006 were $17,499,000 compared to $18,068,000 for the same period in 2005. Net income for the third quarter ended September 30, 2006 was $494,000 or $.19 per diluted share compared to $839,000 or $.33 per diluted share for the same quarter in 2005.

The decrease in net sales and net income for the third quarter of 2006 compared to the same period in 2005 was primarily due to a general reduction in demand for Company products because of the significant reduction in residential building activity in Florida during the recent quarter, which is consistent with the results of other companies in the construction industry. However, demand remains strong for the Company's products in the Gulf Coast region affected by Hurricane Katrina. The Company expects high demand in this market will continue for the foreseeable future.

Net sales for the nine months ended September 30, 2006 were $57,968,000 compared to $52,103,000 in 2005, an increase of 11.3%. For the nine months ended September 30, 2006 the Company generated net income of $2,691,000 or $1.06 per diluted share compared to $2,681,000, also $1.06 per diluted share, for the same period in 2005. Results for the nine months ended September 30, 2006 were aided by the strong industry demand for Company’s products prevalent during the first six months of the year and the opening of new distribution facilities.

Danny Ponce:

I'd like to express our appreciation and continued support of our shareholders, customers, vendors and employees. And at this time, (Janet), will you open it up to questions for us please?

Coordinator:

Yes sir. At this time, maybe you would like to ask a question. Please press star one on your touchtone phone and you’ll be prompted to record your name. Again for questions, please press star one on your touchtone phone. One moment please. Again for questions, please press star one on your touchtone phone. William Carney, you may ask your question and please state your company name.

(William Carney):

Yes, it's Carney Family Trust.

Danny Ponce:

Good morning to Mr. Carney. How have you been?

(William Carney):

Good morning. How are you?

Danny Ponce:

Good, sir.

(William Carney):

I think this probably would be better directed at Mr. Ehler regarding the financials. I have more than one. It’s just short questions, however. In the quarter...

Danny Ponce:

Sir if you would just -- and we should have probably said this -- if you would, limit your first to one question so everybody can at least get one in,…

(William Carney):

Okay.

Danny Ponce:

And then we can go a second round if after everybody asks their first question.

(William Carney):

All righty. In the first quarter - I mean in the third quarter of 2006 compared to 2005, the sales were down 20%. And I'm wondering if the decrease in sales were of the same amount of outlet or same amount of facility -- sort of like a same store sale. Is - were there are more facilities in the 2006 quarter?

Howard Ehler:

In the 2006 - you’re - okay, the comparison period you’re asking me is the third quarter of 2006 versus the second quarter of 2006?

(William Carney):

No, the third quarter of 2006 versus the third quarter of 2005.

Howard Ehler:

Oh, third quarter 2005.

(William Carney):

Right.

Howard Ehler:

We had - really in that comparison in 2006 we'd opened two locations that would not have been in the third quarter 2005 - in the results. And that would be Mobile, Alabama that was opened in the - in February of 2006 and that would also include Brooksville, which was a startup operation that was opened in August of 2006. So you had really - it - realistically sales from one facility, being Mobile, that would have any impact on 2006 sales compared to the 2005 sales.

(William Carney):

So that suggest overall at the same store or the same facilities there were down greater than the overall sales?

Howard Ehler:

Well that would be correct because you do have the sales from the new stores included. That's absolutely correct.

(William Carney):

Right. And I noticed the gross - the net profit before income taxes is dramatically down from 7.3% to 3.7% -- almost in half -- with a relatively small percentage decrease in the sales.

Howard Ehler:

Well that's correct.

(William Carney):

Yes.

Howard Ehler:

And we addressed that in the Form 10 Q - in the Management Discussion of the Form 10 Q for the reason for that decrease.

(William Carney):

Right. And I guess within the confines of that is - I don't have the 10 Q in front of me or anything but the - I guess is the company considering any of the cost-cutting areas in things such as high-priced salaries or a high priced number of people - the overhead? Basically, are there any consideration of cutting some of that overhead?

Howard Ehler:

What we're addressing at this time is we're evaluating several of our facilities that may be under performing, which in this market environment, because of decreased sales, some are going to be under performing because of the sales level and the amount of fixed expenses. But what we're evaluating is (some) facilities from a longer-term perspective in that if the market does rebound, what is their viability then versus now as far as efficiency and contribution of profit. So we're looking at that particular level of evaluation at this point in time.

Danny Ponce:

Mr. (Carney), this is Danny Ponce. Let me address one of the points you just made. And Howard was  sort of  focused on the facilities. There are no high-priced salaries at Imperial. There are no overcompensated executives. For God's sakes, we only have three as it is. So to the extent that you can look at the Q and look at the K, if you have something that you want to specifically say to us or when you see the proxy statement from last year, you know, give us a call or drop us a line. But I don't want you to create that impression on this call because in my opinion that does not exist.

(William Carney):

Well I don't - I just know that when sales start down -- and I don't know how long the...

Danny Ponce:

Well you said you (unintelligible) you haven't even read the Q yet.

(William Carney):

Well no, I mean just (unintelligible)…

Danny Ponce:

Why don't you take a look at it and give us a - call me back if you'd like to, okay?

(William Carney):

Yes.

Danny Ponce:

All right. Let's go to another question please from someone else.

Coordinator:

At this time I'm showing no further questions.

Danny Ponce:

Okay, no further questions. Anybody else got anything? Mr. (Carney), I guess you can have another question, if you'd like.

Coordinator:

Mr. (Carney), if you could please press star one again.

Danny Ponce:

All right, I guess we have no further questions. Thank you for your participation this morning and we look forward to continuing to work hard for the Company and continuing to grow it in the future. We look forward to - very much to 2007. We believe with the new facilities we've opened up we believe that from what we're reading and what we're seeing in the market place that 2007 should promise to be much better than this last quarter or two of 2006. Your Company is poised to take advantage of that.

We look forward to continuing to work towards our common goals and increasing our profitability and delivering value to our shareholders. Thank you for your time today.

Coordinator:

I apologize for the interruption. I'm showing two more questions. Would you like to go ahead and take those?

Danny Ponce:

Sure.

Coordinator:

Thank you. (Lorraine Harrison) your line is open and please state your company's name.

(Lorraine Harrison):

Hi. I'm a private investor. And the only question I have is, what signs do you have that the market in Florida is improving? (Unintelligible).

Danny Ponce:

We've been here all of our lives and there is no signs per se. I can't point to any one specific thing. I mean I think sales were a little bit better probably in parts of October. You have Christmas holidays coming up. You have the traditional season for us, anyway, as we disclosed in the 10-Q where, because of Thanksgiving and the holiday season, whatever, sales to slow down a little bit. Plus, you have to want to comment on although obviously the winter in Florida is milder than it is anywhere else, which is why everybody loves to come and visit us during the winter time.

But I just think things are, you know, they're certainly- the new home sales have not turned around at all nor have new sales. But pricing hasn't dropped as fast as people thought it might. I mean it's kind of - it’s holding its own a little bit here. So we're optimistic. And frankly we're taking this opportunity.

We just spent -- and Steve, help me with the number here -- but we’ve just spent another 400 and some thousand dollars in implementing this quarter our new computer system, which will be very, very, very important to our future growth. It allows all of our outlying facilities and our home office all to be together, our salespeople out on the road. So everybody's got a much more depth ability for product pricing as well as for communications on sales levels, et cetera.

We've also spent a lot of time, as Howard suggested, evaluating some of the facilities that perhaps when things were really, really going well, were marginally profitable. Today they might not be. And we're looking at either disposing of those - a couple of those facilities or changing the management, et cetera. So in a way it's kind of a way to catch your breath for a few months and gear back up again.

(Lorraine Harrison):

But just to clarify, I mean, I thought that you said that you thought Florida was turning around the sooner than other areas.

Danny Ponce:

No, historically. I think what we said in our footnote is…

(Lorraine Harrison):

Historically it does.

Danny Ponce:

…that historically Florida has always turned around faster.

(Lorraine Harrison):

(Unintelligible).

Danny Ponce:

And that's just a historical factual accuracy.

(Lorraine Harrison):

Well I think you guys are terrific.

Danny Ponce:

Thank you so much.

(Lorraine Harrison):

Okay.

Howard Ehler:

Thank you.

Coordinator:

Thank you. Mr. (Carney), you may ask your follow-up.

(William Carney):

Yes, it's sort of on the previously lady’s question. Do you have any sort of a timeframe for when you think -- and I know this is a prediction -- the economy will turn around to help sales improve?

Danny Ponce:

(Bill), no one can answer that question. I mean, you can call the Chairman of the Federal Reserve Board. He can answer that question…

(William Carney):

No.

Danny Ponce:

…so God knows Howard and I can't.

(William Carney):

No, I know.

Danny Ponce:

We don't know. I mean it just, you know, we - this is - you got to take the marketplace as the market comes. You can't make something happen that can't - you can't make happen.

(William Carney):

Yes.

Danny Ponce:

And we are working our tails off with the new facilities. We're taking this opportunity to look at some competition out there that's very, very weak. We've had a couple of phone calls from some folks wanting to sell their companies. And that's one of the reasons why we're a public company. We're in a position to take advantage of a bad market, because we have the economic ability to buy people out and grow our business. We're continuing to look at those opportunities. I can't get any more specific than that today, but those are some of the kinds of things were looking forward to, now that we have this little breathing period.

(William Carney):

Yes.

Danny Ponce:

You know, you all that have been involved with this Company a long time, Mr. (Carney) like you have known that when Mr. Ehler and I and other members of the board took over the company in 1988 we've grown from $6 million in annual sales to $52 million plus for the - or $57 million plus for nine months this year. We have grown this Company dramatically, especially over the last two or three years.

So a little breathing time to kind of dust off the computer systems and get everything working well it's not, you know, I don't like it. I wish it wasn't here, but it's here.

(William Carney):

Well (it’s up here too) where I live. All construction has slowed down.

Danny Ponce:

Yes.

(William Carney):

And I...

Danny Ponce:

Well, believe me, our sales force is out there beating the street every day looking for every available sale, all the relationships that we have with distribution capacity and contractors. We're making sure everybody knows how much we love them and care about them. And that's all you can do.

(William Carney):

Yes well, I just hope you're right about Florida turning around quickly, because it looks like the stock market overreacts on a decrease in profit...

Danny Ponce:

Well, there's no getting around that.

(William Carney):

(Unintelligible) any company I think.

Danny Ponce:

There's no getting around that, but we think we really, really, really manage the business well and in a position to, when it does turn -- and it will -- to take advantage of it.

(William Carney):

Yes. Okay, that's all I have. I thank you for your answers.

Danny Ponce:

Okay. (Janet), any other questions?

Coordinator:

No further questions.

Danny Ponce:

Okay, everybody. Thank you for your time today. Have a good one. Bye-bye.

Steve Healy:

Thank you.

Howard Ehler:

Bye-bye.

Coordinator:

Thank you for your participation. You may disconnect at this time.

END